Exhibit 4.1

[Form of Global Note]

TOYOTA MOTOR CREDIT CORPORATION

INCOMEDRIVER GLOBAL NOTE

REGISTERED

No. R-1

Issue Date:

TOYOTA MOTOR CREDIT CORPORATION, a California corporation (the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Persons in whose names the Company’s IncomeDriver NotesTM (the “Notes”) are identified as the owners thereof (the “Holders”) on the records of the Company (the “Underlying Records”) maintained by The Bank of New York Mellon, as agent (the “Agent Bank”) on demand of the Holders (in the manner specified in the Operating Guidelines (as defined below) or at the direction of the Company in its sole discretion and judgment (which demand or direction may relate to all or a portion of the principal amount of the Notes of a Holder), the principal amount specified in the Underlying Records. Interest on the Notes shall accrue daily at the rate per annum determined by the Company from time to time, shall be computed on the basis of a 365/366-day year, shall be credited to the Notes on the last business day of each calendar month and shall be reinvested. The Agent Bank will act as the Company’s paying agent and will make all payments of principal and interest on the Notes on the Company’s behalf. All payments shall be made in accordance with the Demand Notes Program Services Agreement, dated as of June 6, 2018, between the Company and the Agent Bank, including the Operating Guidelines attached thereto as Schedule A, as amended from time to time (the “Operating Guidelines”), the terms of which are incorporated herein by reference.

Reference is hereby made to the further provisions of this Note set forth below, and in the Underlying Records, the Indenture, any Supplemental Indenture thereto, the Operating Guidelines and the pricing supplements filed with the Securities and Exchange Commission from time to time, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized series of Securities (hereinafter called the “Securities”) of the Company designated as its IncomeDriver NotesTM (the “Notes”). The Notes are issued and to be issued under an Indenture, dated as of August 1, 1991 (the “Original Indenture” and, as amended and supplemented by the First Supplemental Indenture (as defined below), the Second Supplemental Indenture (as defined below) and the Third Supplemental Indenture (as defined below), the “Indenture”), between the Company and The Chase Manhattan Bank, N.A. (“Chase”), as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991 (the “First Supplemental Indenture”), among the Company, Deutsche Bank Trust Company Americas (“DBTCA”) (formerly known as Bankers Trust Company) and Chase, the Second Supplemental Indenture, dated as of March 31, 2004 (the “Second Supplemental Indenture”), among the Company, JPMorgan Chase Bank (as successor to Chase) and DBTCA and the Third Supplemental Indenture, dated as of March 8, 2011 (the “Third Supplemental Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A.

(as successor to The Bank of New York Mellon as successor to Chase) and DBTCA, to which Indenture, and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes, and the terms upon which the Notes are to be authenticated and delivered. The Bank of New York Mellon Trust Company, N.A. shall act as Trustee with respect to the Notes (herein called the “Trustee”, which term includes any successor Trustee with respect to the Notes under the Indenture). The Agent Bank shall act as Security Registrar and Paying Agent for the Notes.

For purposes of the Notes, a “Business Day” means any day other than Saturday, Sunday or any other day on which banks are authorized or required by federal, Pennsylvania, New York or Texas law, regulation or executive order to close.

The Notes are not limited in aggregate principal amount.

The Notes are not subject to any sinking fund.

The Notes are issuable only in registered form without coupons. There shall be no minimum denominations applicable to the Notes.

The Notes are not transferable, assignable or negotiable (other than by operation of law).

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, subject to certain exceptions provided therein, the Company and the Trustee to enter into supplemental indentures for a series of Securities with the consent of the Holders of 66 2/3% of the Outstanding principal amount of that series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Persons identified on the Underlying Records as the owners of the Notes as of the owners thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

By investing in the Notes, each Holder agrees that any dispute or controversy between the Holder and the Company shall be subject to, and shall be exclusively submitted to, binding arbitration under the

Consumer Arbitration Rules of the American Arbitration Association. Arbitration is final and binding on the parties. By choosing arbitration, the Holder and the Company each agree to waive their respective rights to seek remedies in court, including the right to jury trial. The foregoing provisions of this paragraph shall not (a) affect or impair the right of any Holder of this Note to receive the payment of the principal of and interest on this Note, on or after the respective due dates expressed in this Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, or (b) apply to the Trustee.

By investing in the Notes, each Holder agrees that in no event shall the Company or the Agent Bank be liable to a Holder for any indirect, incidental, special, consequential, exemplary, or punitive damages, government fines or penalties, attorneys’ fees or amounts for loss of income, profits or savings arising out of a delay or failure to process any transaction or the Holder’s failure to promptly report to the Agent Bank any other error on the Holder’s quarterly statement. The Company shall have all the rights of a “drawee” under the New York Uniform Commercial Code.

By investing in the Notes, each Holder agrees that neither the Company nor the Agent Bank shall be liable for any loss or expense to a Holder arising out of a delay or failure to process any transaction if the delay or failure is the result of an event or occurrence beyond the reasonable control of the Company or the Agent Bank, as the case may be, and without its fault or negligence, including, but not limited to, acts of God, actions by any governmental authority, strikes, fires, floods, windstorms, explosions, riots, natural disasters, or a material adverse change in conditions caused by acts of terrorism or war (whether or not declared) which impairs the Company’s or the Agent Bank’s, as the case may be, ability to process any transaction nor shall the Company or the Agent Bank have any obligation to contest any legal proceeding brought against a Note by any third party nor be liable for any payment of redemption proceeds from a Note to anyone other than the Holder as a result of a legal proceeding or governmental action.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

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TOYOTA MOTOR CREDIT CORPORATION

By:

Attest:

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series

designated therein referred to in the

within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

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